EXHIBIT 10(b)19

BASE SALARIES OF NAMED EXECUTIVE OFFICERS

ALABAMA POWER COMPANY

Effective as of March 1, 2006, the following are the annual base salaries of the Chief Executive Officer and certain other executive officers of Alabama Power Company (the “Company”).

Charles D. McCrary President and Chief Executive Officer	$615,000
C. Alan Martin Executive Vice President	$382,879
Steven R. Spencer Executive Vice President	$352,269
Jerry L. Stewart Senior Vice President	$321,807
Art P. Beattie Executive Vice President, Chief Financial Officer and Treasurer	$249,860